Exhibit 10.14

THIS OPTION AGREEMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS IS AVAILABLE WITH RESPECT THERETO. THIS OPTION AGREEMENT IS ALSO SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH HEREIN.

NON-STATUTORY STOCK OPTION AGREEMENT

THIS OPTION GRANT AGREEMENT (the “Agreement”), dated as of July 2, 2007 (the “Grant Date”), is entered into between API NANOTRONICS CORP., a Delaware corporation (the “Company”), and JONATHAN POLLACK (the “Option-holder”).

WHEREAS, the Option-holder is a director of the Company;

WHEREAS, the Company desires to afford the Option-holder an opportunity to purchase shares of common stock (“Common Stock”) in the Company as provided in this Agreement, effective as of the Grant Date; and

WHEREAS, the Board of Directors of the Company has approved the issuance of this option to Option-holder pursuant to the API Nanotronics Corp. 2006 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Company and the Option-holder desire to reprice the Non-Statutory Stock Option Agreement, dated as of June 20, 2007, between the Company and the Option-holder.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

1.	Issuance.

This option is issued by the Company as of the Grant Date pursuant to the Plan.

Capitalized terms used herein and not defined herein shall have the meaning set forth in the Plan.

2.	Grant of Option, Option Price and Term.

a) Grant. Subject to the terms and conditions of this Agreement, the Company hereby grants to the Option-holder, as compensation for his services as a director of the

Company, the right and option (“Option”) to purchase twenty-five thousand (25,000) shares of Common Stock of the Company (“Option Shares”). This Option is intended to be neither an “incentive stock option” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nor an option granted pursuant to an “employee stock purchase plan” as defined in Section 423 of the Code.

b) Option Price. For each of the Option Shares purchased, upon purchase thereof the Option-holder shall pay to the Company One dollar thirty four and one-half cents ($1.345) (the “Option Price”) which the parties agree represents the fair market value of the Option Shares on the Grant Date. Accordingly, the aggregate Option Price to purchase all of the Option Shares subject to the Option granted hereunder is $33,625 (the “Aggregate Option Price”).

c) No Fractional Shares. The Company shall not be required to issue any fractional Option Shares hereunder. The fair market value of any fractional Option Shares to be issued to the Option-holder upon exercise of an Option issued under this Agreement shall be paid by the Company to the Option-holder in cash.

d) Option Term. The term of the Option granted hereunder shall be a period from the date hereof until June 20, 2017 (the “Option Period”). The termination of the Option Period shall result in the termination and cancellation of such Option. In no event shall the Option be exercisable at any time after the expiration of the Option Period.

3.	Vesting.

The Options granted herein shall vest in accordance with the Schedule attached hereto.

4.	Exercise of Option.

a) Exercise for Cash. The vested portion of this Option may be exercised, in whole at any time or in part from time to time, commencing June 21, 2008, and prior to 5:00 P.M., Toronto Time, on June 20, 2017, by the Option-holder by the surrender of this Option (with the subscription form provided by the Company duly executed) to the Company at its principal office, together with proper payment of the Option Price times the number of shares of Common Stock to be received. Payment for Option Shares shall be made by certified or official bank check payable to the order of the Company or if applicable, without cash pursuant to a cashless net exercise. If this Option is exercised in part, this Option must be exercised for a number of whole shares of the Common Stock, and the Option-holder is entitled to receive a new Option covering the Option Shares which have not been exercised. Upon such surrender of this Option the Company will (a) issue a certificate or certificates in the name of the Option-holder for the largest number of whole shares of the Common Stock to which the Option-holder shall be entitled (or mark the Option to denote the exercise) and, if this Option is exercised in whole, in lieu of any fractional share of the Common Stock to which the Option-holder shall be entitled, pay to the Option-holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (b) deliver the other securities and properties receivable upon the exercise of this Option, or the proportionate part thereof if this Option is exercised in part, pursuant to the provisions of this Option.

b) Cashless Net Exercise. At the Company’s option, in lieu of exercising this Option in the manner set forth in paragraph 4(a) above, this Option may be exercised, in whole or in part, by surrender of the Option without payment of any other consideration, commission or remuneration, by execution of the cashless exercise subscription form (in the form provided by the Company duly executed). The number of shares to be issued in exchange for the Option will be computed by subtracting the Option Exercise Price from either (i) the last sale price of the Common Stock on the date of receipt of the cashless exercise subscription form, or (ii) the most recent negotiated value used in connection with any sale of the Company’s securities or in connection with any business combination involving the Company (the “FMV Price”), and multiplying that amount by the number of shares represented by the Option, and dividing by the FMV Price as of the same date. If this Option is exercised in whole, in lieu of any fractional share of the Common Stock to which the Option-holder shall be entitled, the Company shall pay to the Option-holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine). If this Option is exercised in part, this Option must be exercised for a number of whole shares of the Common Stock, and the Option-holder is entitled to receive a new Option covering the Option Shares which have not been exercised.

c) Same Day Sale. Where permitted by law and provided that a public market for the Company’s stock exists: (i) through a “same day sale” commitment from Option-holder and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby Option-holder irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (ii) through a “margin” commitment from Option-holder and a NASD Dealer whereby Option-holder irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company. Option-holder shall be solely responsible for any income or other tax consequences from any payment for Shares with Option-holder’s Common Stock of the Company.

5.	Termination of Service.

a) Upon the termination of the Option-holder’s service as a Director for any reason other than death or Disability, Termination for Misconduct, or by order of any Regulatory Authority, the Option-holder’s Options shall be exercisable only as to those Options which were vested at the date of termination and only for a period of 90 days following termination unless otherwise determined by the Committee in its sole discretion.

b) In the event of termination for death or Disability, the Option-holder’s Option shall be exercisable only as to those Options which were vested at the date of termination as a Director and only for a period of twelve months following termination unless otherwise determined by the Committee in its sole discretion.

c) In the event of Termination for Misconduct or by order of a Regulatory Authority, all rights under the Option-holder’s Options shall expire upon termination of employment.

d) The vesting of all or a part of the Options granted hereunder may be accelerated, in the sole discretion of the Board, in the event there is a Change in Control of the Company.

6.	Reservation of Option Shares.

The Company agrees that, prior to the expiration of this Option, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Option, the shares of the Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Option, free and clear of all restrictions on sale or transfer (except for applicable state or federal securities laws restrictions) and free and clear of all pre-emptive rights.

7.	Mergers, Recapitalization, Stock Splits, Etc.

The provisions of Sections 14 and 17 of the Plan, as amended effective the Effective Date, shall govern all Options in the event of any reorganization, merger, consolidation, recapitalization, reclassification, change in par value, stock split-up, combination of shares or dividend payable in capital stock, or other such transaction described under Sections 14 and 17 of the Plan, and the Company reserves all discretion provided therein.

8.	Fully Paid Stock, Taxes.

The Company agrees that the shares of the Common Stock represented by each and every certificate for Option Shares delivered on the exercise of this Option shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to pre-emptive rights, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Option Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Option Share or certificate therefor.

9.	Loss, etc., of Option.

Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Option, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Option, if mutilated, the Company shall execute and deliver to the Option-holder a new Option of like date, tenor and denomination.

10.	Option-holder Not Shareholder.

Except as otherwise provided herein, this Option does not confer upon the Option-holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

11.	Communication.

Any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing, (i) and is personally delivered, (ii) five days after such written material is mailed by first-class mail, postage prepaid, return receipt requested, or (iii) one day after such written material is sent by a nationally recognized overnight courier, addressed to:

a)	the Company at 505 University Avenue, Suite 1400, Toronto, Ontario Canada M5G 1X3 Attn: Chairman or such other address as the Company has designated in writing to the Option-holder; or

b)	the Option-holder at 505 University Avenue, Suite 1400, Toronto, Ontario Canada M5G 1X3, or such other address as the Option-holder has designated in writing to the Company;

or such other address as a party hereto shall give the other party hereto notice as provided above.

12.	No Disclosure Rights.

None of the Company or any of its affiliates shall have a duty or obligation to affirmatively disclose to the Option-holder or a representative of Option-holder in the capacity as Option-holder or representative, and the Option-holder or a representative shall have no right to be advised of, any material information regarding the Company or any of its affiliates at any time prior to, upon or in connection with the exercise of an Option in accordance with the terms of this Agreement.

13.	Withholding.

The Option-holder acknowledges that, upon any exercise of this Option, the Company shall have the right to require the Option-holder to pay to the Company an amount equal to the amount the Company is required to withhold as a result of such exercise for federal and state income tax purposes.

14.	Applicable Law.

This Option shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

15.	Securities Law Compliance.

The exercise of all or any parts of this Option shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws. The Option-holder may be required by the Company, as a condition of the effectiveness of any exercise of this Option, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held, until such time that such Common Stock is registered or exempt from registration and freely tradable under applicable state and federal securities laws, for Option-holder’s own account without a view to any further distribution thereof, that the certificates for such Option Shares shall bear an appropriate legend to that effect and that such Option Shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws.

16.	Nontransferability.

Except as otherwise agreed to by the Company, during the lifetime of Option-holder, this Option shall be exercisable only by Option-holder or by the Option-holder’s guardian or other legal representative, and shall not be assignable or transferable by Option-holder, in whole or in part, other than by will or by the laws of descent and distribution. Notwithstanding any other Section of this Agreement, any such attempted sale, assignment, conveyance, gift, pledge, hypothecation or transfer shall be null and void and shall nullify such Option immediately.

17.	Scope of Agreement.

This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and Option-holder and any successor or successors of Option-holder permitted by Section 16 above.

18.	Market-Stand-Off Agreement.

The Option-holder agrees (and the Option-holder shall cause any holder of the Option Shares who receives his or her Option Shares pursuant to a private transfer from the Option-holder to agree) that the Option-holder shall not sell or otherwise transfer or dispose of any Option Shares held by such Option-holder (other than any Option Shares concurrently being registered) for 180 days or such other period specified by the underwriters of the Option Shares, or other class of securities of the Company being registered, not to exceed twelve months following the effective date of a registration statement of the Company filed under the Securities Act, excluding Form S-8 and Form S-4 and other non-applicable forms. The Option-holder shall enter into such written agreement(s) as shall be requested by the Company which are consistent with the foregoing or which are necessary to given effect thereto.

19.	Changes in Company’s Capital or Organizational Structure.

The existence of the Option shall not affect in any way the right or authority of the Company or its directors or stockholders to make or authorize any or all adjustments, recapitalizations, reclassifications, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any class of interests in the Company or affecting the Option Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other act or proceeding, whether of a similar character or otherwise.

20.	2006 Equity Incentive Plan.

The Option evidenced by this Agreement is granted pursuant to the Plan, as amended as of the Grant Date, a copy of which Plan has been made available to Option-holder and is hereby incorporated into this Agreement. This Agreement shall be subject to and in all respects limited and conditioned as provided in the Plan. The Plan governs this Option and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.

21.	Entire Agreement.

This Agreement constitutes the entire obligation of the parties hereto with respect to the subject matter of this Agreement and shall supersede any prior expressions of intent or understanding with respect to such subject matter; provided, however, that this Agreement is issued pursuant to the Plan, and in the case of a conflict between this Agreement and such Plan, the terms of such Plan shall govern.

22.	Amendment.

Any amendment to this Agreement shall be in writing and signed on behalf of the Company, and if required pursuant to this Agreement, by Option-holder.

23.	Waiver; Cumulative Rights.

The failure or delay of either party hereto to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

24.	Counterparts.

This Agreement may be signed in two (2) counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.

24.	Headings, Gender and Number.

The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the context so requires.

25.	Severability.

If any one or more of the provisions of this Agreement shall be held by a court or arbitration tribunal of competent jurisdiction or other authority to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby; such court, arbitration tribunal or other authority is hereby authorized and directed to modify or amend the invalid, illegal or unenforceable provision to the minimum extent necessary to render it valid and enforceable and to achieve as fully as lawful the intention of the parties in agreeing to such provision, and such provision, as so modified or amended, shall be valid and binding upon the parties.

26.	Restatement.

This Agreement amends and restates that certain Non-Statutory Stock Option Agreement, dated as of June 20, 2007, between the Company and Option-holder.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Option-holder has hereunto set his hand, all as of the day and year first above written.

API NANOTRONICS CORP. a Delaware corporation

By:	/s/ Phillip DeZwirek
Phillip DeZwirek, Chairman

OPTION-HOLDER:

/s/ Jonathan Pollack
Jonathan Pollack

VESTING

SCHEDULE

Option-holder’s Options shall vest and become exercisable in accordance with the following terms:

Options with respect to 8,333 of the Option Shares granted to Option-holder under this Agreement shall vest and become exercisable on June 21, 2008.

Options with respect to 8,333 of the Option Shares granted to Option-holder under this Agreement shall vest and become exercisable on June 21, 2009.

Options with respect to 8,334 of the Option Shares granted to Option-holder under this Agreement shall vest and become exercisable on June 21, 2010.